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                                                                    EXHIBIT 99.1


                             AMENDMENT TO AGREEMENT


         This Amendment to Agreement, ("Amendment"), dated this 31ST day of July, 1996, modifies, supplements and amends the February 9, 1996 Agreement ("Agreement") between INTERNATIONAL REALTY GROUP, INC., a Delaware corporation ("IRG") and HEMISPHERE DEVELOPMENTS, LIMITED, an Isle of Man corporation ("Hemisphere").

         WHEREAS, IRG and Hemisphere have entered into an agreement whereby Hemisphere shall sell, transfer and convey stock in a company that owns certain assets all as more specifically set forth and described in the Agreement and the Amendment and, in consideration for such sale, transfer and conveyance, IRG shall purchase said company and issue to Hemisphere, IRG common stock as more specifically set forth and described in the Agreement.

         WHEREAS, IRG and Hemisphere desire to further amend the Agreement so as to provide for the immediate consummation and closing of the transaction as more particularly set forth in this Amendment.

         NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, IRG and Hemisphere agree to amend the Agreement as follows:


1.       RECITALS:

         The Recitals hereinabove contained are true and correct and are made a part hereof.


2.       NUEVA TIERRA PARTNERSHIPS:

         Nueva Tierra S.A. de C.V., is a Mexico corporation, ("Nueva Tierra") of which DSC S.A. de C.V. ("DSC") owns 30% of the issued and outstanding stock, and of which Newland Corporation, a Marshall Islands corporation ("Newland"), holds the remaining 70% ownership interest. Newland is owned 100% by Hemisphere. Hemisphere and IRG have agreed that IRG shall purchase, in exchange for common stock of IRG as stated below, Hemisphere's ownership of Newland and its 70% ownership interest in Nueva Tierra on the terms and conditions set forth herein.

         The table attached as Exhibit "A", summarizes Nueva Tierra's General Partnership Interests, Limited Partner Interests, DSC's Ownership Interest, Book Value Debt, Property Values, and Net Transfer Values as of June 30, 1996.





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3.       HEMISPHERE  TRANSFER VALUE:

         The value of Nueva Tierra and the value of Newland's 70% interest in Nueva Tierra, as shown in Exhibit "A", is collectively referred to herein as the "Hemisphere Transfer Value." The Hemisphere Transfer Value is an agreed upon value, which is based upon appraisals previously prepared by third party appraisers less the Net Book Value Debt, DSC's Ownership Interest and the
Limited Partners' Interest  equity holdings.   The Hemisphere Transfer Value as
of June 30, 1996 is $32,522,443 U.S. Dollars.

         IRG'S Common Stock has had limited trading activity at prices ranging between $.75 and $1.00, but not in what is considered to be a liquid or fluid market; therefore, for purposes of this transaction, IRG and Hemisphere have agreed that the value of IRG and its subsidiaries is $7,000,000.00 U.S. Dollars. Based upon the 8,954,187 shares of IRG common stock presently issued, IRG has a per share value of $.782. This agreed-upon value is based on the value of its domestic and foreign valuation operations (approximately $1,500,000) and the market value of the Caye Bokel undeveloped land predicated on discounted forecasted cash flows, assuming a fully-developed 250 unit hotel/villa destination resort (approximately $5,500,000). This per share value will change if the number of shares issued changes before the Closing. IRG will issue to Hemisphere, at Closing, the number of shares of IRG common stock which, when multiplied by the per share value, equals the Hemisphere Transfer Value. Based upon a Hemisphere Transfer Value of $32,522,443 U.S. Dollars, as of June 30, 1996, IRG would issue at Closing, 41,588,802 shares to Hemisphere.


4.       CLOSING

         Hemisphere and IRG agree that the transfer of all required documents by and between Hemisphere and IRG shall constitute the Closing. The parties agree to a Closing date on or before 15 days after the execution of this Amendment. In the event any documents required to consummate the Closing can not be delivered by the Closing date, through no fault of Hemisphere or IRG using diligent efforts, the parties may mutually agree in writing to extend the Closing date to such time as said required documents are available. If the date which falls 15 days after the execution of this Amendment is a weekend or holiday, the Closing date shall occur on the next business day.

         Hemisphere and IRG have concluded their due diligence examination of each other's respective companies.

         As provided for herein, IRG is required to issue to Hemisphere a total of 41,588,802 shares of its Common Stock. As of June 30, 1996, IRG has authorized 10,000,000 shares of Common Stock. IRG will prepare an Information Statement describing this transaction and the authorization of an increase in Capital from 10 million to 450 million shares of Common Stock. Until such time as the increase in Common Stock is authorized, IRG shall issue at closing 514,070 shares to Hemisphere and prepare and execute a Convertible Note (a proposed copy of the Convertible Note





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is attached hereto as Exhibit "C") in the amount of $32,120,440.   The balance
of the Common Stock, 41,074,732 shares, as stipulated in the Convertible Note, shall be immediately delivered to Hemisphere 21 days after the issuance of the Information Statement to IRG shareholders and the increase in authorized capital.

         Prior to, or at Closing, IRG shall receive from Hemisphere a certified English translation of the following:
         1) Updated third party appraisals of the subject Properties listed on Exhibit A;
         2) Documentation evidencing the validity of the existence of the Limited Partnerships listed on
                 Exhibit A (including the Limited Partnership Agreements);
         3) Documentation evidencing the validity of the existence of Nueva Tierra S.A. de C.V. and Newland Corporation (including Charter and By-Laws of both companies);
         4) Documentation evidencing the Companies' ownership interest in the Partnerships listed on Exhibit A;
         5) Appropriate corporate resolutions evidencing the authority of all signatories;
         6) Documentation evidencing the ownership interest of the Partnerships in the subject Properties;
         7)      Original stock certificates duly endorsed to IRG;
         8) An Opinion Letter from Hemisphere's Mexican counsel opining as to (i) the validity of the Limited Partnerships and Corporations, (ii) the validity of the equity interest held by the Corporations in the Limited Partnerships, (iii) the authority of the signatories, (iv) the validity of the Charter and By-Laws of the Corporations, (v) the ownership interest in the subject Properties, and (vi) the validity of the transfer of stock of the Companies to IRG.
         9) A statement from Hemisphere's Mexican accountants verifying that no adverse, material changes in Hemisphere's financial condition have occurred from the date of Hemisphere's financial statements to the date of the Closing.

         Prior to, or at Closing, Hemisphere shall receive from IRG the following:
         1) Appropriate corporate resolutions authorizing the transfer of stock;
         2) A copy of the original request to American Stock Transfer for the issuance of the IRG stock certificates;
         3)      Documentation evidencing the authority of the signatories;
         4) Documentation evidencing the validity of the Charter and By-Laws of the Companies (attaching same as exhibits); and
         5) Documentation evidencing the validity of the transfer of IRG's stock to Hemisphere.

         The IRG stock issued to Hemisphere pursuant to this transaction shall be issued to Hemisphere pursuant to SEC Regulation S since Hemisphere is a company outside of the United States and no directed selling efforts have been made in the United States by IRG for the sale of the IRG stock to be issued to Hemisphere.





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5.       INFORMATION STATEMENT:

         After Closing, IRG will amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from its current level of 10,000,000 shares to 450,000,000 shares. Jack Birnholz and Richard Bradbury, who jointly control more than a majority of the issued and outstanding Common Stock, will execute a written Stockholder Consent approving such amendment to the Certificate of Incorporation.

         In accordance with regulations of the Securities and Exchange Commission ("SEC"), IRG must file an Information Statement to the SEC. Among other things, this Information Statement describes the amendment to the Certificate of Incorporation to be approved by the written consent of two stockholders as well as the transaction contemplated in this Amendment, including a description of the properties to be acquired by IRG. Immediately after Closing, IRG shall diligently prepare the Information Statement for review by the SEC. After the staff of the SEC has completed its review of the Information Statement, IRG will mail a copy of the Information Statement to each stockholder. Twenty-one days after the Information Statement is presented to its shareholders, and as soon as practical thereafter, IRG shall amend its Certificate of Incorporation increasing the authorized shares and the Convertible Notes referenced in this Agreement will be converted to Common Stock of IRG in the amounts provided for in each note, with DSC and Hemisphere.


8.       GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Delaware, U.S.A. and the parties hereby submit to the jurisdiction thereof.


9.       NOTICES TO HEMISPHERE  OR  IRG

         Any notices sent to Hemisphere relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mme. Monique Roggero-Ciana
         Hemisphere Developments, Limited
         Atlantic House
         4-8 Circular Road
         Douglas, Isle of Man
         Fax Number: 44-22-300-1711





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         Any notice sent to IRG relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mr. Richard M. Bradbury, President
         International Realty Group, Inc.
         111 Northwest 183rd Street
         Miami, Florida 33169
         Telephone:       (305) 944-8811
         Fax Number:      (305) 651-3394

         Any notice sent to either Hemisphere or IRG relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mr. Lee C. Schmachtenberg, Esq.
         Schmachtenberg & Associates
         1533 Sunset Drive, Suite 201
         Miami, Florida 33143
         Telephone:       (305) 666-4676
         Fax Number:      (305) 666-4780


10.      CONFIDENTIALITY

         Each party shall keep information disclosed to it by the other party relating to its business and financial affairs strictly confidential, except where disclosure is required by law or the information is public knowledge. Each party shall ensure that its obligation of confidence is observed by its employees and professional advisors and/or representatives.


11.      HEADINGS

         The headings in this Amendment are for reference purposes only and are not intended to have any meaning or substantive effect.


12.      TIME IS OF THE ESSENCE

         This Amendment establishes the terms and conditions of the contemplated transaction. The parties hereto agree that time is of the essence and that the parties shall use all diligence necessary to expeditiously consummate this transaction. This Amendment may be executed in counterparts, and facsimile shall be deemed to be originals.





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13.      CONFLICT IN TERMS

         Except as herein modified, all of the terms, provisions and conditions of the Agreement shall be unmodified and shall remain in full force and effect.




         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HEMISPHERE DEVELOPMENTS, LIMITED

By:  / S / Monique Roggero-Ciana
    --------------------------------------
      Monique Roggero-Ciana


INTERNATIONAL REALTY GROUP, INC.

By: / S / Richard M. Bradbury               By:/ S / Jack Birnholz
     ----------------------------------        -------------------------------
     Richard M. Bradbury                       Jack Birnholz
     President, Chief Financial Officer        Chairman of the Board
     and as Shareholder                        and as Shareholder





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                                  EXHIBIT A




The Table below summarizes Nueva Tierra's General Partnership Interests, Limited Partner Interests, Book Value Debt, Property Values, Ownership Interests and Net Transfer Values as of June 30, 1996.

PROPERTIES HELD
FOR INV.
Villa Del Carbon L.P.        79.08%           Villa Del Carbon     N$9,309,040       $1,227,878      256,872
Hacienda Del Franco L.P.     81.13%              Hacienda Del       38,590,230        5,090,119
   Less Book Value Debt                             Franco                             -511,228
      Transfer Value                                                                 $4,578,891      864,037
Barra Del Tordo L.P.         79.82%           Barra Del Tordo       76,950,740       10,149,806
    Less Book Value Debt                                                             -3,490,312
       Transfer Value                                                                $6,659,494    1,343,886
Bahia de Cortes L.P.                          Bahia de Cortes      353,920,000      $46,682,671   10,223,505
Total Transfer Value                                                                $59,148,934   12,688,300

Less Ltd. Ptner. Interest                                                            12,688,300
Net Transfer Value                            IRG Stock @ .782      59,412,575 shs  $46,460,634
(NTV)
DSC                             30%           IRG Stock @ .782      17,823,773 shs  $13,938,191
HEMISPHERE                      70%           IRG Stock @ .782      41,588,802 shs  $32,522,443

(1)   Peso Exchange Rate 7.5814